                                                                    EXHIBIT 10.5

                      EMPLOYMENT AND CONSULTING AGREEMENT
                      -----------------------------------

     This is an Employment and Consulting Agreement (this "Agreement") dated as of January __, 1998, between Leslie Resources, Inc., a Kentucky corporation ("Leslie"), AEI Holding Company, Inc., a Delaware corporation ("AEI"), and Greg Wells ("Seller"). Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement (as defined below).


                                   RECITALS
                                   --------

     A. Pursuant to the terms of an Amended and Restated Stock Purchase Agreement, dated December 18, 1997, (the "Purchase Agreement") among AEI, Addington Enterprises, Inc. ("Guarantor"), and Seller, AEI has agreed to purchase all of the outstanding capital stock of Leslie and Leslie Resources Management, Inc. ("LRM"). Terms not herein defined shall have the meanings accorded them in the Purchase Agreement.

     B. As a condition to AEI's obligation to close the transactions contemplated in the Purchase Agreement and the Guarantor's guaranty with respect thereto, Seller has agreed to enter into this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1.   Employment  Seller shall remain as a full-time employee of Leslie
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after the Closing in the capacity of Vice-President and General Manager and at his current level of compensation. While so employed, Seller shall receive the same fringe benefits that are generally available to Leslie employees serving in managerial or executive capacities. Sellers employment herein shall be "AT WILL", and may be terminated by either Seller or Leslie at any time and for any reason, on thirty (30) days notice. If such termination occurs prior to January __, 2000, Seller shall still remain obligated to perform the consulting services contemplated in Paragraph 2 below and otherwise comply with the terms of this Agreement.

     2.   Consulting Services.  Seller covenants and agrees that, from and after
          -------------------
the date of any termination of his employment with Leslie that occurs prior to January __, 2000, Seller shall provide such consulting services as may reasonably be requested by officers or directors of Leslie or AEI, including, without limitation, advising Leslie and AEI in connection with maintaining good relations with the Companies' and Subsidiaries' employees. Seller's duty to render consulting services as set forth in this Paragraph 2 shall terminate on January __, 2000. Leslie or AEI shall pay Seller Five Hundred Dollars ($500) per day for each day that Leslie or AEI requests, and Seller renders, such consulting services.

     3.   Non-Competition
          ---------------

          (a) Seller covenants and agrees that, from and after the date of this Agreement for a period of two (2) years, Seller shall not, directly or indirectly (whether as proprietor, stockholder, director, officer, partner, employee, trustee, beneficiary, or in any other capacity), acquire coal reserves in any of Perry, Knott, Letcher, Clay, Leslie, or Breathitt Counties, Kentucky, conduct coal mining operations in any of Perry, Knott, Letcher, Clay, Leslie, or Breathitt Counties, Kentucky, or sell coal to any person or entity presently doing business with Leslie, AEI, Guarantor or any of their Affiliates; provided, however, that: (i) Seller shall not be prohibited from removing coal from the properties identified in Exhibit A (the "Properties") in connection with the development by Seller of the Properties for commercial purposes, provided, however, that Leslie and AEI shall have the right of first refusal for any coal removed from the Properties and no such coal may be sold to any Person other than Leslie and AEI unless Leslie and AEI have been offered to purchase the coal on terms and conditions identical to the sale to another Person; (ii) Resource Trucking, Inc., a Kentucky corporation ("Resource Trucking"), shall not be prohibited from hauling coal; and (iii) Mountain Properties, a Kentucky corporation, may continue to own and lease properties owned as of the Closing Date for the mining of coal, but during such period shall not acquire any additional property to be leased or used as coal reserves or for coal mining purposes in any of Perry, Knott, Letcher, Clay, Leslie, or Breathitt Counties, Kentucky, and upon termination or expiration of any such leases, Leslie and AEI shall have a right of first refusal as to any future sale or lease of such properties until January __, 2000, or as otherwise mutually agreed in writing. Nothing contained herein shall be deemed to require AEI, any Company or any Subsidiary to continue using the services of Resource Trucking after the Closing, or to require Resource Trucking to continue providing coal hauling services after the Closing.

          (b) Seller covenants and agrees that, from and after the date of this Agreement for a period of four (4) years, Seller shall not, directly or indirectly (whether as proprietor, stockholder, director, officer, partner, employee, trustee, beneficiary, or in any other capacity), hire any employee of any Company or any Subsidiary or solicit such person to terminate his or her employment with any Company or Subsidiary, as the case may be. This covenant shall not preclude Seller from hiring any employee whose employment with the Company or any subsidiary was involuntarily terminated through firing or layoff or whose employment was voluntarily terminated by the employee (without solicitation by Seller) more than six (6) months prior to Seller's hiring of such employee.

     4.   Scope of Covenant.  Seller acknowledges and agrees that (a) the
          -----------------
covenants and agreements of Seller contained in Section 2, which are given in connection with the transactions contemplated under the Purchase Agreement, are reasonably necessary to protect the interests of Leslie and AEI in whose favor such covenants and agreements are imposed; (b) the restrictions imposed by
Section 2 are not greater than are necessary for the protection of Leslie and AEI in light of the harm that Leslie and AEI will suffer if Seller breaches any of the provisions of such covenants and agreements; (c) the period of restriction contained in Section 2 is reasonably required for the protection of Leslie and AEI; and (d) the nature, kind and character of the activities that Seller is prohibited from engaging in are reasonable and necessary to protect Leslie and AEI.

     5.   Injunctive Relief.  Seller acknowledges that the damage, whether
          -----------------
financial or otherwise, to the business of Leslie and AEI could be irreparable if Seller violates its covenants under this Agreement, and that damages for violation of such restrictions would not be an adequate remedy. Seller agrees that Leslie and AEI shall be entitled to an injunction or other equitable relief if Seller violates the terms of this Agreement, in addition to any other remedy at law or equity available to Leslie or AEI under this Agreement or under any applicable law.

     6.   Offset.  If Seller violates its covenants under this Agreement, AEI
          ------
may offset any amounts due and owing to it against the Deferred Amount. Seller acknowledges that its liability for breach of this Agreement is not limited to the Deferred Amount.

     7.   Early Termination.  A party's obligations under this Agreement shall
          -----------------
automatically terminate and become null and void if the other party defaults under any of its obligations, commitments or agreements under the Purchase Agreement or any of the Other Documents, and the same is not (a) timely cured in accordance with the terms of such documents (if applicable), or (b) waived by the non-defaulting party. In addition, each party's obligation under this Agreement shall automatically terminate and become null and void at such time as the Deferred Amount equals Zero Dollars ($0.00).

     8.   Notices.  All notices under this Agreement ("Notices") shall be given
          -------
by: (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) nationally recognized overnight or other express courier services to the following addresses:

          If to Leslie or AEI:

          Donald P. Brown, President
          AEI Holding Company, Inc.
          1500 North Big Run Road
          Ashland, KY  41102
          Telephone No.:  (606) 928-3433
          Telecopier No.: (606) 928-0450

          With a copy to:

          Paul E. Sullivan, Esq.
          Brown, Todd & Heyburn PLLC
          2700 Lexington Financial Center
          Lexington, Kentucky  40507
          Telephone No.:  (606) 231-0000
          Telecopier No.: (606) 231-0011


          If to Seller:

          Greg Wells
          106 Mountain Shadows Drive
          Hazard, Kentucky  41701
          Telephone No.:
          Telecopier No.:


          With a copy to:

          Paul R. Collins, Esq.
          Hollon, Hollon & Collins
          486 Main Street
          P. O. Drawer 779
          Hazard, KY 41702-0779
          Telephone No.:  (606) 439-1302
          Telecopier No.: (606) 436-4761

All Notices shall be effective and shall be deemed delivered: (i) if by personal delivery, on the date of delivery if delivered during normal business hours of the recipient, and if not delivered during such normal business hours, on the next Business Day following delivery; (ii) if by facsimile transmission or nationally-recognized overnight courier service, on the next Business Day following dispatch of such facsimile or overnight courier package; and (iii) if by mail on the third (3rd) Business Day after dispatch thereof. Any party may change its address by Notice to the other parties.

     9.   Waivers.  No waiver or failure to insist upon strict compliance with
          -------
any obligation, covenant, agreement or condition of this Agreement shall operate as a waiver of, or an estoppel with respect to, any subsequent or other failure.

     10.  Headings.  The headings in this Agreement have been included solely
          --------
for ease of reference and shall not be considered in the interpretation or construction of this Agreement.

     11.  Governing Law. This Agreement shall be governed by, and construed and
          -------------
interpreted in accordance with, the laws of the Commonwealth of Kentucky, without regard to its conflict of laws rules. Each party agrees that any action brought in connection with this Agreement against another shall be filed and heard in Fayette County, Kentucky, and each party hereby submits to the jurisdiction of the Circuit Court of Fayette County, Kentucky, and the U.S. District Court for the Eastern District of Kentucky, Lexington Division.

     12.  Severability.  In the event one or more of the provisions contained in
          ------------
this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Notwithstanding the immediately preceding sentence, if one or more of the provisions contained in this Agreement shall, for any reason, be held to be excessively broad as to time, duration, geographical scope, activity or subject, this Agreement shall be construed, by limiting and reducing it, so as to be enforceable to the fullest extent compatible with the applicable law.

     13.  Binding Effect.  The obligations of this Agreement shall be binding
          --------------
upon the parties, and their respective successors, assigns, heirs and legal representatives, if applicable.

     14.  Entire Agreement. All prior negotiations and agreements by and among
          ----------------
the parties hereto with respect to the subject matter hereof are superseded by this Agreement, and there are no representations, warranties, understandings or agreements with respect to the subject matter hereof other than those expressly set forth herein or on an annex or schedule delivered in connection herewith. No extension, change, modification, addition or termination of this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.

     15.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     16.  Limitation On Damages.  Except as prohibited by law, each party waives
          ---------------------
any right it may have to claim or recover any special, exemplary, punitive or consequential damages, or any damages other than, or in addition to, actual damages.

     17.  Arbitration.
          -----------

          (a)  Dispute Resolution. All controversies, disputes or claims arising
               ------------------
among the parties in connection with, or with respect to, any provision of this Agreement, which have not been resolved within twenty (20) days after (1) Leslie or AEI, or (2) the Seller have notified the other in writing of such controversy, dispute or claim, shall be submitted for arbitration in accordance with the rules of the American Arbitration Association or any successor thereof. Arbitration shall take place at an appointed time and place in Lexington, Kentucky.

          (b)  Selection of Arbitrators. Unless (1) Leslie or AEI, and (2) the
               ------------------------
Seller otherwise agree, all controversies, disputes or claims referenced in
Section 17(a) shall be heard by a panel of three (3) arbitrators selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"). Judgment upon any award of the majority of arbitrators shall be binding and shall be entered in a court of competent jurisdiction. Subject to the terms and conditions of this Agreement, the award of the arbitrators may grant any relief which might be granted by a court of general jurisdiction, including, without limitation, award of damages and/or injunctive relief, and shall assess, in addition, the cost of the arbitration, including the reasonable fees of the arbitrators and reasonable attorneys' fees and costs of all prevailing parties against all non-prevailing parties.

          (c)  Temporary Relief. Nothing herein contained shall bar the right of
               ----------------
any of the parties to seek and obtain temporary injunctive relief from a court of competent jurisdiction in accordance with applicable law against threatened conduct that will cause loss or damage, pending completion of the arbitration, and the prevailing party therein shall be entitled to an award of its reasonable attorneys' fees and costs.

          (d)  Rules of Arbitration. All disputes and claims shall be determined
               --------------------
by arbitration in accordance with the Rules in effect on the date hereof, except that such Rules shall be modified by this Agreement.

          (e)  Arbitration's Award. All arbitral proceedings arising under, or
               -------------------
in connection with, this Agreement shall be governed by the Federal Rules of Civil Procedure and the United States Arbitration Act. Notwithstanding the previous sentence, the arbitrators' award shall be made no later than ninety
(90) days after their appointment. Subject to the parties' right to be treated fairly, the arbitrators may shorten the periods of time otherwise applicable to the arbitral proceedings under the rules to permit the award to be made within the time limitation set forth in the previous sentence.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first set forth above, but actually on the dates set forth below.



                              LESLIE RESOURCES, INC.


                              By:    /s/ Donald P. Brown

                              Title: President

                              Date:  January 15, 1998


                              AEI HOLDING COMPANY, INC.


                              By:    /s/ Donald P. Brown
                                     DONALD P. BROWN, President

                              Date:  January 15, 1998


                                     /s/ Greg Wells
                                     GREG WELLS

                              Date:  January 15, 1998